UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2016

NEWGEN BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3221 Dominquez Avenue, Quezon City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

Greenwind NRG Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Name Change

Effective November 18, 2016 Greenwind NRG Inc., a Nevada corporation (the “Company”), changed its name to NewGen BioPharma Corp., a Nevada corporation. The name change was made pursuant to Nevada Revised Statutes 92A.180 and 92A.200 by merging a wholly-owned subsidiary of the Company with and into the Company. The Company is the surviving corporation and, in connection with the merger, the Company’s Articles of Incorporation were amended to change the Company’s corporate name to NewGen BioPharma Corp., pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Nevada on November 4, 2016. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Section 8 – Other Events

Item 8.01 Other Events.

In connection with the name change described in Item 5.03 immediately above, FINRA assigned the Company a new stock symbol “NEWG” on November 18, 2016. In conjunction with the new stock symbol, the Company has been assigned a new CUSIP number of 65137B104. The symbol change will take effect on November 18, 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment dated November 4, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp. a Nevada Corporation

Dated: November 18, 2016	By:	/s/ Jerwin Alfiler
Jerwin Alfiler
President

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